Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-194021) pertaining to the Amended and Restated 2007 Equity Incentive Plan of Genocea Biosciences, Inc., and

(2) Registration Statement (Form S-8 No. 333-197127) pertaining to the 2014 Employee Stock Purchase Plan of Genocea Biosciences, Inc.;

of our report dated February 27, 2015, with respect to the financial statements of Genocea Biosciences, Inc. included in this Annual Report (Form 10-K) of Genocea Biosciences, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2015